                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 200.80(b)(4)
                                                                     AND 230.406

                                                                   Exhibit 10.15


                                SUPPLY AGREEMENT

THIS AGREEMENT is made this 1st day of January, 2000 by and between

DIOSYNTH B.V., having its registered office at Kloosterstraat 6, 5349 AB Oss, the Netherlands (hereinafter referred to as "Diosynth"),

and

PHARMACEUTICAL DISCOVERY CORPORATION, having its offices at 33 West Main Street, Elmsford, NY 10523, USA, hereinafter referred to as "PDC").

WHEREAS

- Diosynth is engaged in the development, manufacture and sale of, amongst other, recombinant human Insulin;

- PDC is engaged in the development of its proprietary formulation of insulin and upon successful development wishes to commercialize or have commercialized such formulation;

- PDC wishes to purchase from Diosynth recombinant human insulin to be used in its formulation and Diosynth is willing to sell and supply the recombinant human insulin to PDC on the terms and conditions as set forth herein.

NOW THEREFORE, parties hereto agree as follows:

ARTICLE 1.SUPPLY

1.1 Diosynth agrees to supply PDC and PDC herewith agrees to purchase from Diosynth recombinant human insulin as further specified in Appendix A attached to this Agreement (hereinafter referred to as "Product").

1.2 During the development of the insulin formulation by PDC, Diosynth will supply PDC with the Product in such quantities as PDC shall order estimated not to exceed the following:

      [...***...]
      [...***...]
      [...***...]
      [...***...]
      [...***...]
      [...***...]
      [...***...]

1.3 In case the insulin formulation is developed successfully and in the event PDC wishes to sell its insulin formulation on a commercial basis, Diosynth will supply PDC with the Product in such quantities as PDC shall order.

      It is foreseen that PDC will indicate the following quantities as its estimated commercial needs for the Product.

      [...***...]
      [...***...]
      [...***...]
      [...***...]


                                              * CONFIDENTIAL TREATMENT REQUESTED
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ARTICLE 2. ORDERS AND DELIVERY

2.1 Within fifteen (15) days from the beginning of each calendar quarter, PDC shall furnish to Diosynth a rolling forecast of its requirements of the Product, together with the delivery dates, during the next four (4) calendar quarters whereby the required quantities for the first quarter shall be a firm purchase order for the supply of the Product and shall not deviate more than twenty (20) percent from the preceding forecast provided to Diosynth.

2.2 Diosynth will deliver the Product to PDC within the date stipulated in the firm purchase order. Diosynth will use its best commercial efforts to deliver as soon as possible any quantities in excess of the purchase order as determined in Article 2.1.

2.3 Delivery of each batch of Product shall be effectuated FOB PDC's manufacturing facility (INCOTERMS 2000).

2.4 Each shipment of the Product shall be accompanied by relevant certificates of analysis and an invoice.

ARTICLE 3. PRODUCT QUALITY

3.1 Diosynth warrants that the Product delivered under this Agreement to PDC shall conform to the specifications set forth In Appendix A and shall be manufactured according to applicable regulations of Good Manufacturing Practices.

3.2 Within at most thirty (30) days of delivery of batches of the Product, PDC shall inform Diosynth of any nonconformity of the delivered batches with the specifications as set forth in Appendix A hereto. If Diosynth agrees with PDC's opinion, PDC shall dispose of the defective delivery as Dlosynth shall direct and at Diosynth's expense and Diosynth shall replace such delivery free of charge as soon as practical thereafter. If PDC falls to notify Diosynth of its faulty manufacture within thirty (30) days from the date of delivery of any quantity of Product, this delivery shall be deemed to conform to the specifications for the purpose of this Article 4.

      If the parties fail to agree on whether a delivery is defective or on the responsibility therefor, the matter shall be finally determined by an independent expert to be nominated by agreement between the parties. The expert's opinion shall be binding upon the parties and his fees and expenses shall be borne by the party against which the expert's opinion is given. If the expert's opinion is not wholly in favor of one party, the parties shall share the costs equally.

ARTICLE 4. USE

      PDC shall use the Product only in compliance with regulatory approvals and, in the absence of regulatory approvals, only in connection with research and the development of the insulin formulation.

ARTICLE 5. REGULATORY ISSUES

5.1 Diosynth agrees to file, at no costs to PDC and not later then December 31, 2001, a US Drug Master File and any similar filing required in Canada and the European Union covering the manufacture of the Product.

5.2 Diosynth will cooperate with PDC and, without limitation, further support PDC with all other possible and reasonable regulatory information during the term of this agreement.


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ARTICLE 6. INDEMNIFICATION

6.1 PDC shall indemnify and hold Diosynth harmless against all claims made and/or suits brought against Diosynth by third parties in respect of any personal loss, damage or injury arising or resulting result from the use of the Product or the formulation developed and sold by PDC, except in case that any such personal loss, damage or injury arises or results from the faulty manufacture by Diosynth.

6.2 Diosynth shall indemnify and hold PDC harmless against all claims made and/or suits brought against PDC by third parties in respect of any personal loss, damage or injury arising or resulting or alleged to directly arise or result from the appropriate use of the Product in so far as in any particular case such personal loss, damage or injury is attributable to faulty manufacture by Diosynth.

6.3 In no event shall either party be liable for any consequential damages, costs, and losses whatsoever endured by the other.

ARTICLE 7. PRICE AND PAYMENT

7.1 For the quantities to be supplied by Diosynth in 2000, PDC shall pay the purchase price of [...***...], whereas for supply of the quantities in 2001 and 2002 the purchase price will be [...***...].

7.2 Diosynth is willing to accept a purchase price of [...***...] as the commercial market price in the year 2000. In this respect "commercial market price" is considered to be the price for quantities as described in
      Article 1.3. This commercial market price in the year 2000 will be used as a basis for the determination of the commercial market price in subsequent years. To that end, on or before September 30 of each calendar year, parties will in good faith determine the commercial market price for the product for the following calendar year. In any case the purchase price will not increase, on a year by year basis, with more than the increase of the labor cost index in the Netherlands, as published by the C.B.S. (Centraal Bureau voor de Statistiek"). In addition, the price to PDC will not be higher than to any other customer as long as the quality and the quantity of the Product to that other customer is substantially comparable with the quantity and quality of the Product supplied to PDC.

7.3 Payment of the Product delivered shall be made by PDC within thirty (30) days of the date of invoice or receipt of the Product, whichever shall last occur.

ARTICLE 8. INFORMATION, SECRECY AND NON-USE

8.1 Upon signature of this Agreement and during the term thereof, Diosynth shall provide PDC with all information and documentation about the Product necessary for the development of the insulin formulation.

8.2 Each party shall keep strictly confidential and not use, except for the purpose and during the course of this Agreement, nor disclose, except to governmental authorities for registration purposes, any information which it receives from the other and which is marked confidential. Each party shall impose such confidentiality obligation on its employees.

8.3 This confidentiality obligation does not apply to any part of the confidential information which

      - at present is publicly known or thereafter becomes publicly known through no fault of the receiving party,
      - is already known by the receiving party on the date of disclosure, provided such prior knowledge can be adequately substantiated by documentation;
      - properly and lawfully becomes available to the receiving party from a third party.

8.4 For the purpose of the development of the formulation PDC shall be entitled to disclose information to third parties provided that these third parties shall be bound by substantially the same secrecy obligations as contained herein.

                                             *  CONFIDENTIAL TREATMENT REQUESTED

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ARTICLE 9. TERM AND TERMINATION

9.1 This Agreement shall become effective as of January 1st, 2000 and shall continue to be in force until terminated as provided herein.

9.2 Notwithstanding the preceding paragraph, this Agreement may be terminated forthwith by registered or certified mail:

      a) By both parties for any reason or no reason with a two year written notice; or
      b) by either party in the event the other party shall substantially breach any of its obligations under this Agreement and shall fail to remedy such breach within sixty (60) days from receipt of written notice or such breach by the party not in default; or
      c) by either party in the event of the other party's liquidation, bankruptcy or state of insolvency; or
      d) by PDC, with 30 days written notice if a controlling regulatory authority either fails to approve or withdraws approval of the insulin formulation. In the event that the product is withdrawn by regulatory decree in a portion, but not all of the market, then PDC shall have the right to reduce the minimum quantities with 30 days written notice.

9.3 In the event Diosynth terminates this Agreement pursuant to article 9.2a) and Diosynth is PDC's sole source of supply for the Product, Diosynth shall have the responsibility to qualify an alternative source of supply, based on Diosynth's manufacturing process, which should enable PDC to continue its commercial activities with respect to the Product without interruption or disadvantage.

ARTICLE 10. FORCE MAJEURE

Neither party shall be responsible for failure or delay in performance of any of its obligations under the Agreement due to force majeure such as war, insurrection, strikes, lockouts, acts of God, governmental action, or any other contingency beyond its reasonable control.

ARTICLE 11. HARDSHIP

Should it appear that at any time during the lifetime of this Agreement and for any reason, the terms of this Agreement are not workable from an economical point of view, the parties to this Agreement at the request of the party concerned shall meet within two (2) months from the date of that request and expend their best efforts to re-establish the terms of this Agreement in a mutually satisfactory way.

ARTICLE 12. MISCELLANEOUS

12.1 This Agreement shall be governed by and construed in accordance with the laws of England applicable to agreements executed and to be performed therein.

12.2 All disputes arising in connection with the present Agreement, which cannot be settled amicably, shall be finally settled by the competent court of London, England. The prevailing party shall be entitled to recover its legal fees and expenses.

12.3 No amendment and/or modification of this Agreement shall be valid unless it is laid down in writing and signed by both parties.

12.4 All appendices attached hereto shall form an integral part of this Agreement. Parties may from time to time update these Appendices if so required.



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AS AGREED UPON and signed in duplicate

Oss,                                       Elmsford,

Diosynth B.V.                              Pharmaceutical Discovery Corporation


/s/  A. Sanders                            /s/  Solomon S. Steiner
-------------------------------------      -------------------------------------
A. Sanders                                 Solomon S. Steiner, PhD
Managing Director                          CEO and Chairman



/s/  P. van Straelen                       /s/  Per Fog
-------------------------------------      -------------------------------------
P. van Straelen                            Per B. Fog
Sales & Marketing Manager                  President & CFO


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                                   APPENDIX A

                         Specifications of the Product

The product complies with the specifications as described in USP 24.


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